Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-171181 and 333-207950) and Form S-3 (File Nos. 333-173457 and 333-208286) of our reports dated March 16, 2017, relating to the financial statements and effectiveness of internal control over financial reporting of Titan Pharmaceuticals, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

/s/ OUM & CO. LLP

San Francisco, California

March 16, 2017